Exhibit 32

Certification of Periodic Financial Report
Pursuant to Rule 13a- 14(a)/15d-14(a)

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of AMCOL International Corporation (the “Company”) certifies that the quarterly report on Form 10-Q of the Company for the three months ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2007	/s/ Lawrence E. Washow
Lawrence E. Washow Chief Executive Officer

Date: August 9, 2007	/s/ Gary L. Castagna
Gary L. Castagna Chief Financial Officer